Exhibit 5(a)

PACIFIC LIFE & ANNUITY COMPANY

Pacific Life & Annuity Company
P.O. Box 2829 • Omaha, NE 68103-2829
www.PacificLifeandAnnuity.com
Contract Owners: (800) 748-6907

Variable Annuity Application

Registered Representatives call (800) 748-6907 for assistance.

NEW YORK

1. ANNUITANT(S)

Must be an individual. Check product guidelines for maximum issue age.

Name (First, Middle, Last)	Birth Date (mo/day/yr)	Sex
John R. Doe	01/01/1972	☑ M ☐ F

Mailing Address	City, State, ZIP	SSN
555 Main Street	Anytown, USA 12345	999-77-8888

Residential Address (if different than mailing address)	City, State, ZIP

Solicited at: State ____ ____

Complete this box for custodial-owned qualified contracts only. Will not be valid for any other contract types. Information put here will be used for contract and registered representative appointment purposes.

ADDITIONAL ANNUITANT

Not applicable for qualified contracts. **Check One:** ☑ Joint ☐ Contingent

Name (First, Middle, Last)	Birth Date (mo/day/yr)	Sex
Jane A. Doe	01/01/1972	☐ M ☑ F

Mailing Address	City, State, ZIP	SSN
555 Main Street	Anytown, USA 12345	999-66-5555

Residential Address (if different than mailing address)	City, State, ZIP

2. OWNER(S)

If annuitant and owner are the same, do not complete this section. Check product guidelines for maximum issue age. For contracts with an owner that is a 401(a), 401(k) or Keogh/HR10 plan, also complete the Qualified Plan Disclosure form. For individual-owned or trust-owned Inherited IRA or Inherited 403(b) contracts, also complete the Inherited IRA or Inherited TSA/403(b) Certification form. For nonqualified contracts, if the owner is a non-natural person or corporation, also complete the Non-Natural or Corporate-Owned Disclosure Statement. If the owner is a trust, also complete the Trustee Certification and Disclosure form.

Name (First, Middle, Last)	Birth Date (mo/day/yr)	Sex
		☐ M ☐ F

Mailing Address	City, State, ZIP	SSN/TIN

Residential Address (if different than mailing address)	City, State, ZIP

ADDITIONAL OWNER

Not applicable for qualified contracts. **Check One:** ☐ Joint ☐ Contingent

Name (First, Middle, Last)	Birth Date (mo/day/yr)	Sex
		☐ M ☐ F

Mailing Address	City, State, ZIP	SSN

Residential Address (if different than mailing address)	City, State, ZIP

3. DEATH BENEFIT COVERAGE

☐ **Stepped-Up Death Benefit** *Annuitant(s) must not be over age 75 at issue.*

If the stepped-up death benefit rider cannot be added to the contract due to age and/or other restrictions, the contract will be issued without the rider.

25-2136 07 11/07 Pacific Journey *NJ600207A1*

4. ELECTRONIC DELIVERY AUTHORIZATION

ELECTRONIC DELIVERY AUTHORIZATION By providing my e-mail address below, I authorize Pacific Life & Annuity to provide my statements, prospectuses and other information (documents) electronically instead of sending paper copies of these documents by U.S. mail. I will continue to receive paper copies of annual statements. I understand that I must have internet access (my internet provider may charge for internet access) and I must provide my e-mail address below to use this service.

FOR EVEN FASTER DELIVERY

E-mail address: JDoe@aol.com

5. BENEFICIARIES

If a beneficiary classification is not indicated, the class for that beneficiary will be primary. Multiple beneficiaries will share the death benefit equally, unless otherwise specified. For non-individually owned custodially held IRAs, 457 and qualified plans, if no beneficiary is listed, the beneficiary will default to the owner listed on the application. Unless otherwise indicated, proceeds will be divided equally. Use Special Requests section to provide additional beneficiary information.

Name (First, Middle, Last)	Birth Date (mo/day/yr)	Class	Relationship	SSN/TIN	Percentage
Mary S. Doe	01/01/1992	☑ Primary ☐ Contingent	Daughter	333-22-7777	100 %
		☐ Primary ☐ Contingent			%

6. CONTRACT TYPE *Select ONE.*

☑ Non-Qualified ☐ SIMPLE IRA[1] ☐ Roth IRA ☐ 401(a)[3] ☐ Keogh/HR10[3]
☐ IRA ☐ SEP-IRA ☐ TSA/403(b)[2] ☐ 401(k)[3]

[1] Complete SIMPLE IRA Employer Information form. [2] Complete TSA Certification form. [3] Complete Qualified Plan Disclosure form.

7. INITIAL PURCHASE PAYMENT *Make check payable to Pacific Life & Annuity Company.*

7A. NON-QUALIFIED CONTRACT PAYMENT TYPE

Indicate type of initial payment.

☐ 1035 exchange/estimated transfer .... $ ______

☑ Amount enclosed .... $ 5,000

7B. QUALIFIED CONTRACT PAYMENT TYPE

Indicate type of initial payment. If no year is indicated, contribution defaults to current tax year.

☐ Transfer .... $ ______

☐ Rollover .... $ ______

☐ Contribution ..... $ ______ for tax year ______

8. REPLACEMENT

8A. EXISTING INSURANCE

CHECK ONE ☐ Yes ☑ No

Do you have any existing life insurance or annuity contracts with this or any other company? *(Default is "Yes" if neither box is checked)*

8B. REPLACEMENT

CHECK ONE ☐ Yes ☑ No

Will the purchase of this annuity result in the replacement, termination or change in value of any existing life insurance or annuity in this or any other company? If "yes", provide the information below for each policy or contract being replaced and attach any required state replacement and/or 1035 exchange/transfer forms.

Insurance Company Name	Contract Number	Contract Type Being Replaced
		☐ Life Insurance ☐ Fixed Annuity ☐ Variable Annuity
		☐ Life Insurance ☐ Fixed Annuity ☐ Variable Annuity

9. SPECIAL REQUESTS *If additional space is needed, attach letter signed and dated by the owner(s).*

25-2136 07 11/07 Pacific Journey "NJ60207A2"

25-2136 07 12. ALLOCATION OPTIONS Use whole percentages only. Allocations must total 100%. Complete Transfers and Allocations form for dollar cost averaging and rebalancing. 10. OPTIONAL RIDERS To qualify for Flexible Lifetime Income, GIA Plus or GPA5 rider benefits, you must enroll and have the entire contract value invested in an approved asset allocation program established and maintained by Pacific Life & Annuity for the applicable rider. 10A._Guaranteed Withdrawal Benefit (Select one.) ___Flexible Lifetime Income Select one. If neither box below is checked, the single life optional rider will be issued. ___Single Life Annuitant(s) must not be over age 85 at issue. ___Joint Life (Complete the beneficiary information in Section 5.) Available only if the Contract Type selected in Section 6 is Non-Qualified (not available if the Owner is a trust or other entity), IRA (including custodial IRAs), Roth IRA, SIMPLE IRA, SEP-IRA or TSA/403(b). Additionally, Joint Owners or Owner and Beneficiary must be at least age 59 1/2 and not older than age 85 at issue. Joint Owners must be husband and wife. If the contract is owned by a sole Owner, the Owner’s spouse must be designated as the sole primary beneficiary. If this is a custodially owned IRA, it is the responsibility of the custodian to verify that the beneficiary designation at the custodian is the spouse of the Annuitant and is at least age 59 1/2 and not older than age 85 at issue. 10B._GIA Plus Annuitant(s) must not be over age 80 at issue. 10C. _GPA5 Annuitant(s) must not be over age 80 at issue, which must be at least ten years prior to the annuity date. 11. ANNUITY DATE (ANNUITY START DATE) Contract will annuitize on this date. Annuity date cannot be prior to the first contract anniversary. If no date is chosen, annuity date is the maximum deferral age listed in your contract. Annuity Date (mo/day/yr) If the contract to be issued is a qualified contract (IRA, Roth IRA, SEP-IRA, TSA/403(b), 401(a), 401(k) or Keogh/HR-10), benefits provided under the optional GPA5 or GIA Plus rider may have limited usefulness in connection with contracts funding tax-qualified programs because partial withdrawals made to satisfy the minimum distribution rules might result in a dollar-for-dollar or proportional reduction in the benefit base or an inability to exercise the benefit altogether. If you plan to exercise any of the GPA5 or GIA Plus rider benefits before or after your required minimum distribution beginning date under the contract, you should consider whether the benefits provided under any such rider is appropriate for your circumstances. You should consult your tax adviser prior to adding any optional rider to your contract. If any rider selected in this section cannot be added to the contract due to age and/or other rider restrictions, the contract will be issued without that rider. DO NOT COMPLETE THE FOLLOWING SECTION 12 IF YOU HAVE SELECTED THE OPTIONAL FLEXIBLE LIFETIME INCOME, GIA PLUS OR GPA5 RIDER IN SECTION 10. Investment Options % International Large-Cap % Small-Cap Value % Multi-Strategy % Main Street® Core % Emerging Markets % Managed Bond % Inflation Managed % Money Market % High Yield Bond % Comstock % Mid-Cap Growth % Real Estate % Small-Cap Equity % DCA Plus Fixed Option with a Guarantee Term of months Indicate percentage of premium payment to be allocated to the DCA Plus Fixed Option and complete the DCA section of the Transfers and Allocations form. Manager: Alger AllianceBernstein Batterymarch BlackRock Capital Guardian Capital Research ClearBridge Columbia Goldman Sachs Highland Capital JPMorgan Janus Jennison Lazard Loomis Sayles Manager: MFS NFJ Oppenheimer PIMCO PLFA Van Kampen Vaughan Nelson MUST TOTAL 100% Investment Options % Small-Cap Growth % International Value % International Small-Cap % Equity Index % Small-Cap Index % Diversified Research % Equity % American Funds® Growth-Income % American Funds® Growth % Large-Cap Value % Technology % Short Duration Bond % Floating Rate Loan % Diversified Bond % Growth LT % Focused 30 % Health Sciences % Mid-Cap Value % Large-Cap Growth 11/07 Pacific Journey 10 20 20 100 10 40 12 *NJ600207A3* 01/01/2067

COMPLETE THE FOLLOWING SECTIONS 13, 14 AND 15 IF YOU HAVE SELECTED THE OPTIONAL FLEXIBLE LIFETIME INCOME, GIA PLUS OR GPA[5] RIDER IN SECTION 10.

13. ASSET ALLOCATION MODELS *To enroll in the asset allocation program, choose the asset allocation model that is consistent with your particular level of risk.* ***Only one model may be selected.*** *The current asset allocation models are shown below. Additional Information concerning the asset allocation models is described below each respective model. You should review this information carefully before selecting a model.*

Asset Allocation Models *(Investment Options)*

☐ Model A

International Value	3%
Diversified Research	2%
Short Duration Bond	23%
Diversified Bond	6%
Mid-Cap Value	4%
International Large-Cap	2%
Main Street® Core	8%
Managed Bond	17%
Inflation Managed	16%
Money Market	8%
High Yield Bond	5%
Large-Cap Value	4%
Comstock	2%

☐ Model B

International Value	5%
Diversified Research	4%
American Funds Growth	2%
Short Duration Bond	12%
Diversified Bond	5%
Mid-Cap Value	6%
Large-Cap Growth	5%
International Large-Cap	6%
Small-Cap Value	2%
Main Street® Core	7%
Managed Bond	14%
Inflation Managed	13%
Money Market	4%
High Yield Bond	4%
Large-Cap Value	5%
Comstock	4%
Mid-Cap Growth	2%

☐ Model C

International Value	5%
International Small-Cap	2%
Diversified Research	4%
American Funds Growth-Income	3%
American Funds Growth	3%
Short Duration Bond	8%
Floating Rate Loan	3%
Diversified Bond	3%
Growth LT	3%
Mid-Cap Value	8%
Large-Cap Growth	5%
International Large-Cap	8%
Equity Index	2%
Small-Cap Value	2%
Main Street® Core	6%
Emerging Markets	3%
Managed Bond	11%
Inflation Managed	11%
High Yield Bond	2%
Large-Cap Value	5%
Comstock	4%
Mid-Cap Growth	2%

☐ Model D

International Value	5%
International Small-Cap	3%
Diversified Research	4%
American Funds Growth-Income	5%
American Funds Growth	6%
Short Duration Bond	2%
Diversified Bond	2%
Growth LT	3%
Mid-Cap Value	12%
Large-Cap Growth	4%
International Large-Cap	13%
Equity Index	4%
Small-Cap Index	2%
Fasciano Small Equity	2%
Main Street® Core	4%
Emerging Markets	4%
Managed Bond	3%
Inflation Managed	6%
Large-Cap Value	6%
Comstock	4%
Mid-Cap Growth	3%
Real Estate	3%

☐ Model E

International Value	12%
International Small-Cap	3%
Diversified Research	4%
American Funds Growth-Income	8%
American Funds Growth	8%
Growth LT	3%
Mid-Cap Value	10%
Large-Cap Growth	4%
International Large-Cap	13%
Equity Index	4%
Small-Cap Index	2%
Fasciano Small Equity	3%
Main Street® Core	2%
Emerging Markets	4%
Large-Cap Value	6%
Comstock	4%
Mid-Cap Growth	3%
Real Estate	5%
VN Small-Cap Value	2%

Asset Class Exposure

	Model A	Model B	Model C	Model D	Model E
Cash	10%	6%	1%	2%	2%
Bonds	67%	50%	39%	18%	6%
Domestic Stocks	17%	32%	42%	56%	61%
International Stocks	6%	12%	18%	24%	31%

Less Volatile ←→ **More Volatile**

Investor Profile

Model A	Model B	Model C	Model D	Model E
You are looking for a relatively stable investment and require investments that generate some level of income.	*Your focus is on keeping pace with inflation. Income generating investment and capital appreciation are desired.*	*You want the opportunity for long-term moderate growth.*	*You want an investment that is geared for growth and are willing to accept above average risk.*	*You are an aggressive investor and can tolerate short-term market swings.*

Shorter Investment Horizon ←→ **Longer Investment Horizon**

Investor Objective

Model A	Model B	Model C	Model D	Model E
Primarily preservation of capital.	*Moderate growth.*	*Steady growth in asset values.*	*Moderately high growth in asset values.*	*High growth in asset values.*

Risk Characteristics

Model A	Model B	Model C	Model D	Model E
There may be some losses in the values of the investments as asset values fluctuate.	*There may be some losses in the values of the investments from year to year.*	*There will probably be some losses in the values of the investments from year to year. Fluctuations in value should be less than those of the overall stock markets.*	*There will probably be some losses in the values of the investments from year to year. Some of these might be large, but the overall fluctuations in asset values should be less than those of the U.S. stock market.*	*There will probably be some losses in the values of the investments from year to year. Some of these might be large, but the overall fluctuations in asset values should be less than those of the U.S. stock market.*

Lower Risk ←→ **Higher Risk**

25-2136 07 11/07 Pacific Journey

NJ60207A4

14. ASSET ALLOCATION OPTIONS

Indicate the percentage of the Initial Purchase Payment to be allocated to the asset allocation model selected in Section 13 and/or to the DCA Plus Fixed Option. **Use whole percentages only. Allocations must total 100%. Default is 100% to model selected if no allocation percentages are shown.**

Model Selected .... ________ %

DCA Plus Fixed Option .. ________ % Guarantee Term .... ________ months *(indicate 6 or 12 months)*

15. REBALANCING

Does not apply to amounts allocated to the DCA Plus Fixed Option. The asset allocation model you select can be rebalanced quarterly, semiannually or annually to maintain the asset allocations in the model selected. **Choose one rebalancing frequency. Default is quarterly if no selection is made. Start date is one frequency period after the effective date of the contract.**

☐ Quarterly ☐ Semiannually ☐ Annually

16. STATEMENT OF OWNER(S)

I understand that federal law requires all financial institutions to obtain the name, residential address, date of birth and Social Security or taxpayer identification number, and any other information necessary to sufficiently verify the identity of each customer. I understand that failure to provide this information could result in the annuity contract not being issued, delayed or unprocessed transactions or annuity contract termination. I, the owner(s), understand that I have applied for an individual flexible premium deferred variable annuity contract ("contract") issued by Pacific Life & Annuity Company ("company"). I received prospectuses for this variable annuity contract. I hereby represent my answers to the above questions to be correct and true to the best of my knowledge and belief, and agree that this application will be part of the annuity contract issued by Pacific Life & Annuity. After reviewing my financial background with my registered representative, I believe this contract, including the benefits of its insurance features, will meet my financial objectives based in part upon my age, income, net worth, tax and family status, and any existing investments, annuities, or other insurance products I own. If applicable, I considered the appropriateness of full or partial replacement of any existing life insurance or annuity. I also considered my liquidity needs, risk tolerance and investment time horizon when selecting variable investment options. I understand the terms and conditions related to any optional rider applied for and believe that the rider(s) meet(s) my insurable needs and financial objectives. **I UNDERSTAND THAT BENEFITS AND VALUES PROVIDED UNDER THE CONTRACT MAY BE ON A VARIABLE BASIS. AMOUNTS DIRECTED INTO ONE OR MORE VARIABLE INVESTMENT OPTIONS WILL REFLECT THE INVESTMENT EXPERIENCE OF THOSE INVESTMENT OPTIONS. THESE AMOUNTS MAY INCREASE OR DECREASE, AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.** I have discussed all fees and charges for this contract with my registered representative, including withdrawal charges. I understand that if I cancel a contract issued as a result of this application without penalty during the Right to Cancel initial review period, it is possible the amount refunded may be less than the initial amount I invested due to the investment experience of my selected investment options.

If there are joint owners, the issued contract will be owned by the joint owners as Joint Tenants With Right of Survivorship and not as Tenants in Common.

Any portion of this contract allocated to one or more of the variable investment options is not covered by an insurance guaranty fund or other solvency protection arrangement because that portion of this contract is held in a separate account under which the risk is borne by the contract owner.

I certify, under penalties of perjury, that I am a U.S. person (including a U.S. resident alien) and that the taxpayer identification number is correct.

Owner's Signature	Date *(mo/day/yr)*	Signed at: City	State
SIGN HERE John R. Doe	DATE 01/01/2007	CITY Anytown	STATE U S

Joint Owner's Signature *if applicable*	Date *(mo/day/yr)*
SIGN HERE Jane A. Doe	DATE 01/01/2007

17. REGISTERED REPRESENTATIVE'S STATEMENT

17A. CHECK ONE ☐ Yes ☐ No Do you have any reason to believe that the applicant has any existing life insurance policies or annuity contracts? (Default is "Yes" if neither box is checked).

17B. CHECK ONE ☐ Yes ☐ No Do you have reason to believe that any existing life insurance policy or annuity contract has been (or will be) surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction assuming the contract applied for will be issued?

If "Yes", I affirm that I have instructed the applicant to answer "yes" to the replacement question in Section 8B of this application. I hereby certify that I have used only Pacific Life & Annuity's approved sales material in connection with this sale and that copies of all sales materials used were left with the applicant. Any insurer-approved electronically presented sales materials will be provided in printed form to the applicant no later than at the time of the policy or contract delivery. I further certify that I have discussed the appropriateness of replacement, and followed Pacific Life & Annuity's written replacement guidelines.

I have explained to the owner(s) how the annuity will meet their insurable needs and financial objectives.

I certify that I have reviewed this application, and have determined that its proposed purchase is suitable as required under law, based in part upon information provided by the owner, as applicable, including age, income, net worth, tax and family status, and any existing investments and insurance program.

25-2136 07 11/07 Pacific Journey *NJ6D0207A5*

APPLICATION WITH PAYMENT: Regular Mail Delivery: P.O. Box 2736, Omaha, NE 68103-2736 Express Mail Delivery: 1299 Farnam Street, 10th Floor, AMF, Omaha, NE 68102 APPLICATION WITHOUT PAYMENT: Regular Mail Delivery: P.O. Box 2829, Omaha, NE 68103-2829 Express Mail Delivery: 1299 Farnam Street, 10th Floor, AMF, Omaha, NE 68102 Soliciting Registered Representative’s Signature Registered Representative’s Telephone Number Broker/Dealer’s Name Print Registered Representative’s Full Name Registered Representative’s E-Mail Address Brokerage Account Number Optional Option _A _B _C SIGN HERE Send completed application as follows: 17. REGISTERED REPRESENTATIVE’S STATEMENT (CONTINUED) I further certify that I have also considered the owner’s liquidity needs, risk tolerance, and investment time horizon, that I followed my broker/dealer’s suitability guidelines in both the recommendation of this annuity and the choice of investment options, and that this application is subject to review for suitability by my broker/dealer.

Section	Use these instructions when completing the application.

Pacific Life & Annuity has policies to maintain physical, electronic, and procedural safeguards to protect the confidentiality of your personal information. Access to personal information is available only to those people who need to know in order to service your business. For additional information regarding the application, consult the prospectus.

1. & 2.	Annuitant(s)/Owner(s): Check product guidelines for maximum issue age. When setting up annuity contracts, there are many combinations of owner and annuitant registrations which may result in different death benefit consequences. For example, the death of an owner/annuitant may have different consequences than the death of a non-owner annuitant. For qualified contracts, there cannot be joint or contingent owners and/or joint annuitants. Spousal signatures may be required for certain actions in qualified contracts. This contract is not intended for use in group unallocated plans. For 401(a) pension/profit sharing, 401(k), name plan as owner, and participant as sole annuitant. For 403(b) plans, name participant as both sole owner and sole annuitant. For IRAs (except Inherited IRAs), owner and annuitant should be the IRA owner. Checklists for completing an application for Inherited IRAs or Inherited 403(b)s can be found on our Web site. Consult a tax adviser to properly structure annuity contracts and effect transfers. Complete the “Solicited at: State” box for custodial-owned contracts only.

3.	Death Benefit Coverage: Death benefit coverage must be chosen at time of issue. If the stepped-up death benefit you have selected cannot be added to the contract due to age restrictions or state availability, the contract will be issued without the stepped-up death benefit rider.

4.	Electronic Delivery Authorization (Optional): Complete this section to receive statements, prospectuses and other information electronically from our Web site. This instruction is valid until you instruct us otherwise.

5.	Beneficiaries: Indicate the person(s) or entity(ies) to be designated as beneficiary(ies). If no beneficiary(ies) is indicated, the provisions of the contract will govern as to the payment of any death benefit proceeds.

6.	Contract Type: Check the type of annuity contract to be issued. Complete appropriate form indicated. If initial IRA payment represents both a rollover and a contribution, indicate amounts for each.

7.	Initial Purchase Payment: Indicate the amount of the initial purchase payment in U.S. dollars. Minimum initial purchase payment is $5,000 for non-qualified contracts and $2,000 for qualified contracts. Transfer indicates a trustee to trustee or custodian to custodian transfer only.

8.	Replacement: Indicate if this is a replacement or not by checking the appropriate box. If yes, provide the additional information and attach a Transfer/Exchange form and any required state replacement form(s).

9.	Special Requests: This section can be used for special registrations and additional beneficiary information.

10.	Optional Riders: You must enroll in the Portfolio Optimization asset allocation program to add Flexible Lifetime Income, GIA Plus or GPA[5] rider(s) to your contract. If any rider cannot be added to the contract due to age restrictions or state availability, the contract will be issued without that rider(s).

11.	Annuity Date (Annuity Start Date): Annuity date cannot be prior to first contract anniversary. For non-qualified contracts, if no date is chosen, annuity date is the later of the annuitant’s 90th birthday or the tenth (10th) contract anniversary. For qualified contracts, if no date is chosen, annuity date is April 1 of the year after the year in which the annuitant reaches age 70 1/2.

12.	Allocation Options: Do not complete this section if you have selected the optional GPA[5], GIA Plus or Flexible Lifetime Income rider in Section 10. Otherwise, choose one or more investment options to which all or a portion of the initial purchase payment may be allocated. Use whole percentages only. Allocation percentages must total 100%. If choosing the DCA Plus Fixed Option: (a) indicate a 6- or 12- month guarantee term, and (b) complete the DCA section of the Transfers and Allocations form and submit with the application. Only one guarantee term may be in effect at any given time.

13.	Asset Allocation Models: You must enroll in an approved asset allocation program if you have selected the optional Flexible Lifetime Income, GIA Plus or GPA[5] rider(s). Your financial professional should assess the asset allocation model for suitability to make sure the model selected is appropriate to your investment goals and financial situation. Only one model may be selected. If your investment goals and/or financial situation change, consult your financial professional. The current asset allocation models are shown. For more information, please see the prospectus or Pacific Life’s Form ADV Part II brochure included in the product kit. Additional Portfolio Optimization Disclosure is on the last page of the application.

14.	Asset Allocation Options: Indicate the percentage of the Initial Purchase Payment to be allocated to the asset allocation model selected and/or to the DCA Plus Fixed Option. Use whole percentages only. Allocations must total 100%. Allocations to the DCA Plus Fixed Option is available only for purposes of Dollar Cost Averaging (the periodic transfer of amounts) to the Investment Options within the selected model over a period not to exceed 12 months.
Instr (11/07)
Instructions are continued on next page

Section	Use these instructions when completing the application.

15.	Rebalancing: Your portfolio can be rebalanced either quarterly, semiannually or annually to maintain the allocations in the asset allocation model you have selected. Choose one rebalancing frequency. Default is quarterly if no selection is made. Start date is one frequency period after the effective date of the contract.

16.	Statement of Owner(s): Read this section carefully. The application must be signed and dated by the owner. In cases of joint ownership, both owners must sign. Indicate city and state where the application is signed.

17.	Registered Representative’s Statement: Registered Representatives must fully complete and sign this section. Registered Representatives must select a commission option.
Important: Help avoid a returned application by confirming your application has the following minimum information:
•	Annuitant and owner information — Sections 1 & 2

•	Line of business is correct — Section 6

•	City and state where application is signed — Section 16

•	Date application is signed — Section 16

•	Registered Representative’s signature — Section 17
PORTFOLIO OPTIMIZATION DISCLOSURE
By signing the application, you certify that:
(a)	You have discussed this product and/or service with your financial professional and/or tax adviser, and believe the selections meet your insurable needs, financial objectives and risk tolerance.

(b)	You have received and read the applicable prospectus, which includes information on Portfolio Optimization and the optional riders, including the benefits and risks.

(c)	You are directing that your initial purchase payment (or contract value for existing contracts) be allocated based on the Portfolio Optimization Model that you selected. You also direct that subsequent purchase payments, if allowed by your contract, be allocated according to this model, as it may be modified from time to time, unless you instruct otherwise in writing.

(d)	You may utilize investment tools made available by Pacific Life Fund Advisors for selecting a Portfolio Optimization Model but you understand that it is your decision, in consultation with your financial professional, to select a model. Pacific Life Fund Advisors bears no responsibility for this decision.

(e)	You understand that participation in Portfolio Optimization is no guarantee against market loss.

(f)	You understand that Portfolio Optimization Models will be analyzed from time to time and as a result, investment options may be added or deleted from a model, and/or the weightings of the investment options may change. These investment options may be different from those currently available (including investment options not currently available). You have read the prospectus and understand that your model may be automatically updated. You grant Pacific Life Fund Advisors limited discretionary investment authority to periodically make changes in the Portfolio Optimization investment options and to allocate and reallocate your contract value in accordance with the Portfolio Optimization Model you have selected, since the Portfolio Optimization Model will be updated from time to time. Pacific Life Fund Advisors can only transfer such discretionary authority (for example, the ability to periodically change model allocations) to another party with your consent, although Pacific Life Fund Advisors may assume consent if it provides advance notice and you do not object. (For purposes of the preceding sentence, “transfer” means “assign” as interpreted under the Investment Advisers Act of 1940.)

(g)	You will receive transaction confirmations of the annual automatic updates, if applicable.

(h)	You will notify your financial professional if your financial situation and risk profile changes to determine if you need to change to a different Portfolio Optimization Model. In addition, you should periodically review, in consultation with your financial professional, your financial situation and risk profile to determine if you need to change Portfolio Optimization Models.

(i)	You understand that you may withdraw from Portfolio Optimization at any time, and that if you have purchased Flexible Lifetime Income, GIA Plus or GPA[5], the rider will terminate if you withdraw from Portfolio Optimization.

(j)	You understand that Portfolio Optimization may be terminated at any time. Pacific Life & Annuity and Pacific Life Funds have no contractual obligation to continue the program.
Instr (11/07)